UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2008

WSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware		26-1219088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4201 Mitchellville Road, Suite 200 Bowie, Maryland	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 352-3120

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 3, 2008, The Washington Savings Bank, F.S.B. (the “Bank”) completed its reorganization into a holding company structure with WSB Holdings, Inc. (the “Company”) serving as the publicly owned holding company. The reorganization was consummated in accordance with the terms of the Plan of Merger and Reorganization (the “Agreement”) between the Bank, the Company and Washington Interim Savings Bank, whereby each outstanding share of common stock of the Bank was converted into one share of common stock of the Company. As a result, the Bank is now a wholly-owned subsidiary of the Company. Shares of the Company’s common stock are expected to replace the shares of the Bank’s common stock and trade on the Nasdaq Global Market on January 4, 2008 under the symbol “WSB”.

The issuance of the Company's common stock in the reorganization was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-146877), initially filed by the Company with the Securities and Exchange Commission on September 23, 2007, as amended by amendment nos. 1 and 2 thereto (the “Registration Statement”).  The Company common stock is deemed registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the successor to the Bank pursuant to subsection (a) of Rule 12g-3 promulgated under the Exchange Act. The description of the Company’s common stock set forth under the heading “Information About WSB Holdings - Description of WSB Holdings Capital Stock” in the prospectus included in the Registration Statement is incorporated herein by reference.

The Company’s fiscal year end is December 31, which differs from the Bank’s fiscal year end of July 31.  Accordingly, the Company will file with the Securities and Exchange Commission a transition report on Form 10-Q for the transition period beginning August 1, 2007 and ended December 31, 2007 within the applicable time period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2008	WSB HOLDINGS, INC.

/s/ Randall M. Robey
Randall M. Robey
Chief Financial Officer